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                                 LOAN AGREEMENT

    THIS LOAN AGREEMENT, dated as of May 15,1996, is entered into by and between CytoTherapeutics, Inc., a Delaware corporation ("Borrower") and Fleet National Bank, a national banking association organized and existing under the laws of the United States of America ("Lender").

    WHEREAS, Borrower desires to borrow funds from Lender in order to finance the purchase of certain equipment for use in its facilities; and

    WHEREAS, Lender is willing to enter into such transactions on the terms and conditions hereinafter provided.

    NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. DEFINITIONS

    When used herein, the terms set forth below shall be defined as follows:

    1.1 "Advance(s)" means advances of the Loan made by Lender to Borrower pursuant Section 3.1 hereof.

    1.2 "Approved Lien" means any Lien, on any property of Borrower that: (a) Lender has consented to in writing; or (b) is listed on Exhibit D annexed hereto and made a part hereof.

    1.3 "Authorized Investment Vehicles" means those investments permitted by the Policy.'Borrower's Address" means Two Richmond Square, Providence, Rhode Island 02906.

    1.4 "Borrowing Limit" means the Two Million ($2,000,000) Dollars.

    1.5 "Borrowing Request" means a request made by the Borrower for an Advance.

    1.6 "Business Day" means any day which is not a Saturday or a Sunday and on which banks in the State of Rhode Island are not authorized to open or required to close.

    1.7 "Cash Equivalents" means (a) Negotiable certificates of deposit and bankers' acceptances, maturing in one hundred eighty (180) days or less from the date of issue, or demand deposit or money market accounts, with any commercial bank or trust company which is organized under the laws of the United States or of any state there of and which has, or which his owned by a bank holding company which has, total assets in excess of $1,000,000,000; (b) any securities
(i) which are commonly known as "commercial paper", (ii) which are due and payable within two hundred seventy (270) days from the date of issue, (iii) which have been issued by any corporation organized under the laws of the United States or of any state thereof or issued by a foreign corporation if such securities are denominated in United States dollars, and (iv) the rating for which, at the time of the acquisition thereof by the Borrower are not less than T-1" if rated by Moody's Investors Services, Inc., and not less than "A-1" if rated by Standard and Poor's Corporation; (c) any marketable direct or unconditionally guaranteed obligations of the United States of America or any agency thereof which mature within one (1) year from the date of the acquisition thereof; and (d) Authorized Investment Vehicles.

    1.8 "Closing Date" means any day on which Lender makes an Advance to Borrower.

    1.9 "Conversion Date" means that date which is one (l) year following the Date of Agreement.

    1.10 "Date of Agreement" means May 15, 1996.

    1.11 "ERISA" means, at any date, the Employment Retirement income Security Act of 1974 and the regulations thereunder, all as the same shall be in effect at such date.

    1.12 "Equipment" shall have the meaning set forth in the Security Agreement.

    1.13 "Event of Default" means each and every event specified in Section 6 of this Agreement.
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    1.14 "Financial Statements" means the balance sheet of Borrower, income statement of Borrower, and retained earnings statement of Borrower for the year or other period then ended, prepared in accordance with generally accepted accounting principles consistently applied and, in the case of the balance sheet, income statement, retained earnings statement and cash flow statement, as at the close of and for the fiscal year of Borrower, certified by Borrower's independent certified public accountants, and any supporting schedules and the notes to such financial statements.

    1.15 "Indebtedness" means all obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon Borrower's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including thereto, including in any event and whether or not so classified; (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

    1.16 "Lender's Address" is: 111 Westminster Street, Providence, Rhode Island 02903, Attn: Virginia C. Roberts, Senior Vice President.

    1.17 "Lien" means any encumbrance, mortgage, pledge, hypothecation, charge, restriction or other security interest of any kind securing any obligation of any entity or person.

    1.18 "Loans" means and includes all Advances made by Lender to Borrower pursuant to and payable in accordance with Section 3.1 hereof.

    1.19 "Note" means that certain Note of Borrower in favor of Lender dated the Date of Agreement evidencing the Loans in the maximum principal amount of Two Million Dollars ($2,000,000.00) in the form attached hereto and made a part hereof as Exhibit A, together with all attachments thereto, as the same may be amended from time to time.

    1.20 "Obligations" means all indebtedness, obligations and liabilities of Borrower to Lender, of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising under or in connection with this Agreement, the Note, the Security Documents or in any other document or instrument delivered herewith or therewith or pursuant to the terms hereof or thereof, regardless of how the same may be evidenced, or whether evidenced by any instrument, agreement or book account, including, without limitation, all Loans, and all interest, taxes, fees, charges, expenses and attorneys' fees chargeable to Borrower pursuant to the terms hereof or of the Security Documents.

    1.21 "Policy" means Borrower's Investment Policy, a copy of which is annexed hereto as Exhibit E.

    1.22 "Premises" means any real estate owned, use or leased by Borrower including, without limitation, Borrower's Address.

    1.23 "Security Agreement" means that certain Security Agreement by and between Borrower and Lender of even date herewith, as the same may be amended from time to time.

    1.24 "Security Documents" means those instruments, agreements, documents and other writings executed by Borrower and listed on Exhibit C attached hereto and made a part hereof, together with any instruments, agreements, documents and other writings executed by Borrower (or Lender as Borrower's attorney in fact) in connection therewith.

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    1.25 "Tangible Net Worth" means at any time the excess of Borrower's total assets over its total liabilities at such time computed in accordance with generally accepted accounting principles consistently applied, less all of its intangible assets and deferred charges at such time, including, without limitation, goodwill, debt discount, organization expenses, trademarks and trade names, patents, deferred product development costs and similar items, also so computed.

    1.26 "Unrestricted Liquidity" means at any time the sum of (a) Borrower's cash held in demand deposit accounts or interest bearing accounts at any financial institution plus (b) Cash Equivalents.

    To the extent not defined in Section 1, unless the context otherwise requires, (a) all commercial terms not defined herein and defined in the Uniform Commercial Code as enacted in the State of Rhode Island on the Date of Agreement (the "Commercial Code") shall have the meanings set forth in the Commercial Code; and (b) all accounting terms not defined herein shall be defined, determined and calculated in accordance with generally accepted accounting principles, consistently applied and as applied in connection with and at the time of the preparation of the financial statements required under SECTION 5 hereof.

2. REPRESENTATIONS AND WARRANTIES

    In order to induce Lender to enter into this Agreement and to make Advances to Borrower hereunder, Borrower represents and warrants to Lender, and such representations and warranties shall be continuing representations and warranties during the term of this Agreement and so long thereafter as any Obligations shall remain outstanding and shall be deemed repeated and confirmed at the time of each Closing Date as follows:

    2.1 Borrower (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware and has qualified to do business in the State of Rhode Island and is in good standing in that State.; (b) has and will have full power and authority to own its properties and to carry on business as now being conducted and is and will remain qualified to do business in every jurisdiction where such qualification is necessary and where failure to be so qualified would have a material adverse effect on the business of Borrower; and
(c) has full power to execute, deliver and perform this Agreement and the Security Documents.

    2.2 The execution, delivery and performance by Borrower of the terms and provisions of this Agreement, the Security Documents or any documents contemplated hereby: (a) have been duly authorized by all requisite corporate action; (b) do not violate any provision of law, any order of any court or other agency of government, the corporate charter or by-laws of Borrower; (c) will not violate any indenture, agreement or other instrument to which Borrower is a party, or by which Borrower or its assets is or are bound, or be in conflict with, result in a breach of, or constitute (with notice or lapse of time or both) a default under any such indenture agreement or instrument; and (d) will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower pursuant to such indenture, agreement or instrument.

    2.3 There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of Borrower, threatened, against or affecting Borrower which, if adversely determined, could have a material adverse effect on the business, properties, assets, liabilities, operations, results of operations, or condition, financial or otherwise, of Borrower.

    2.4 Borrower is not a party to any agreement or instrument or subject to any charter or other corporate restriction adversely affecting its business, properties, assets, liabilities, operations, results of operations, or condition, financial or otherwise of Borrower.

    2.5 Borrower is not in default in the performance, observance or fulfillment of any material of obligation, covenantor condition contained in any agreement or instrument to which it is a party.

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    2.6 No financing statement or agreement is on file in any public office pertaining to or affecting any property of Borrower, now owned or hereafter acquired, except as specifically set forth on Exhibit D attached hereto and made a part hereof.

    2.7 Except for Approved Liens and liens permitted by Section 5.12, Borrower has good title to all of its properties and assets, free and clear of all mortgages, security interests, restrictions, Liens and encumbrances of any kind.

    2.8 No statement of fact made by or on behalf of Borrower in this Agreement, or any Security Document, or in any certificate or schedule furnished to Lender pursuant hereto, or thereto contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which materially affects adversely, nor as far as Borrower can reasonably foresee, will materially affect adversely the business, properties, assets, liabilities, operations, results of operations, prospects or condition, financial or otherwise, of Borrower.

    2.9 Borrower has filed all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments.

    2.10 This Agreement and, the Security Documents have been duly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, whether enforcement is sought in equity or at law.

    2.11 No Event of Default and no event which, with the passage of time or the giving of notice, or both, would become such an Event of Default, has occurred and is continuing.

    2.12 No "prohibited transaction" or "accumulated funding deficiency" or "reportable event" has occurred with respect to any "single employer plan" of Borrower. Borrower has not received notice that any "multi-employer plan" as to which it or any "commonly controlled entity" would have liability if it or any "commonly controlled entity" were to withdraw therefrom, is in "reorganization" or "insolvent" (as each of the quoted terms is defined or used in ERISA and the Internal Revenue Code of 1986, as amended (the "Code")).

    2.13 Borrower has heretofore furnished to Lender Borrower's Financial Statements for the period ending December 31, 1995, which Financial Statements fairly present the financial condition of Borrower as of their date, and the results of its operations for the year or other period then ended. Since December 31, 1995, there has been no material adverse change in the business, properties, assets, liabilities, operations, results of operations, prospects or condition, financial or otherwise, of Borrower;

    2.14 Each of Borrower and, to the best knowledge of Borrower, any other person relating to the Premises is in compliance in all material respects with all applicable U.S. federal, state and local Environmental laws and regulations. Borrower is not in violation of any law, rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case, applicable to or binding upon Borrower or affecting any of its property, and in each case, which would have a material adverse effect.

    2.15 Borrower has furnished to Lender copies of all material collaborative agreements to which it is a party.

    2.16 None of the Equipment is an addition to, substitution for or replacement of the property described on Financing Statement 600321 filed with the Rhode Island Secretary of State, September 9, 1992, listing Borrower as Debtor.

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3. LOAN AND PAYMENT PROVISIONS

    Following the execution and delivery of this Agreement, and subject to the terms and conditions precedent enumerated in this SECTION 3 and in SECTION 4 hereof, 'Lender agrees to make Advances to Borrower (the "Commitment"), as follows:

    3.1  ADVANCES

        3.1.1 Subject to the terms and conditions of this Agreement, and provided no Event of Default has occurred and is continuing, from the Date of Agreement to the Conversion Date, Lender agrees to make Advances to Borrower, pursuant in each case to a Borrowing Request, provided that: (a) the dollar amount of the Loans, giving effect to the Borrowing Request, does not exceed the Borrowing Limit; (b) the Borrowing Request shall be in a minimum amount of, and thereafter in multiples of, One Hundred Thousand Dollars ($100,000); (c) Borrower shall have delivered to Lender a complete and accurate description of the Equipment to be purchased with the proceeds of the Advance or the Equipment purchased by Borrower prior to the Advance the purchase price of which shall be in the amount of the Advance and which shall constitute reimbursement to Borrower for the purchase price thereof together with such UCC Financing Statements duly executed on behalf of Borrower as Lender shall require; and (d) the conditions set forth in this
    SECTION 3.1 and in SECTION 4 shall have been fulfilled. The date on which any Advance shall be made shall be deemed a Closing Date. Lender shall disburse any such Advance into the general account of Borrower with Lender and shall furnish Borrower with notice of the making of the Advance and its disbursement. Advances made under this SECTION 3.1 shall be evidenced by and be payable in accordance with the terms of the Note.

        3.1.2 An Advance shall be made by Lender to Borrower upon telephonic request to credit an Advance to Borrower's general account with Lender. Such Borrowing Request shall be made by an officer of Borrower duly authorized by Borrower's board of directors and whose name, along with a certified copy of such resolutions, have been provided to Lender. Each such Borrowing Request shall be confirmed in writing by Lender's receipt, within two (2) Business Days thereafter, of a Request for Advance in the form of Exhibit B attached hereto and made a part hereof. Borrower shall file with Lender specimen signatures of each officer authorized to make a Borrowing Request.

    3.2  NOTE

        3.2.1 Lender shall enter as debits against the indebtedness evidenced by the Note, all Advances, interest, charges, expenses and other items properly chargeable with respect to the Advances hereunder; and shall enter as credits against the indebtedness evidenced by the Note all payments made by Borrower on account of such indebtedness.

        3.2.2 Absent manifest error the aggregate unpaid amount of the Note set forth on the Lender's internal records shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to the Lender. Such records and/or schedule with respect to the indebtedness due under the Note shall not impair Lender's rights hereunder or under the Note or limit or otherwise affect Borrower's obligation to repay the Obligations in accordance with this Agreement.

        3.2.3 Upon the occurrence of and during the continuance of an Event of Default, Lender shall be under no further obligation to make any additional Advances to Borrower.

        3.2.4 The aggregate outstanding principal balance of the Note from time to time shall bear interest at the rate set forth in the Note and shall be evidenced by and be repayable in accordance with the terms and provisions of the Note.

    3.3 BUSINESS DAY. Whenever any payment to be made hereunder or under the Note shall become due and payable on a day which is not a Business Day, such payment may be made on the next succeeding Business Day and, in the case of any payment of principal, such extension of time shall in such case be included in computing interest on such payment.

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    3.4  RELIANCE ON NOTICE.  Lender shall incur no liability to Borrower for relying in good faith and in a commercially reasonable manner on any telephonic or written notice including, without limitation, a Borrowing Request, that purports to be from Borrower.

    3.5 REPAYMENT. All payments of principal, interest, fees and all other amounts payable under this Agreement and the Note shall be made to Lender at its Providence, Rhode Island office (or at such other place as Lender may from time to time in writing specify to Borrower) in lawful money of the United States of America and in immediately available funds at the place of payment. If any payment shall fall due on a day which is not a Business Day at the place of payment, payment shall be made on the next succeeding Business Day at such place of payment and interest shall be payable for such extended time. Payments shall be made no later than 2:30 p.m. Providence time at the place of payment on the due date and any payment received after 2:30 p.m. Providence time shall be deemed to be paid on the following Business Day.

4. CONDITIONS PRECEDENT TO THE INITIAL AND SUBSEQUENT ADVANCES

    Borrower shall satisfy the following conditions prior to the making of the initial Advance and/or each subsequent Advance by Lender hereunder, as follows:

    4.1 INITIAL ADVANCE. All of the representations and warranties of Borrower set forth in Section 2 hereof shall be true and correct in all material respects as of the date of the initial Advance; Borrower shall be in full compliance with the terms and conditions hereof and no Event of Default shall have occurred and be continuing; and, in addition, Borrower shall have delivered to Lender, all in form and substance satisfactory to Lender, each of the Security Documents, together with:

    (a) A certificate of the Secretary of Borrower containing copies of resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Agreement, any document or instrument to be delivered pursuant hereto or in connection herewith and the transactions contemplated herein and therein, and identifying the officer or officers authorized to execute this Agreement and such other documents and to make requests for loans hereunder, which certificate shall be dated and delivered on the Date of Agreement;

    (b) A certificate of reasonably recent date of the Secretary of State of Delaware , together with certificates of qualification to do business in Rhode Island and a Certificate of the Secretary of the State of Rhode Island, certifying that Borrower is in good standing in such jurisdiction;

    (c) A certificate of a duly authorized officer of Borrower to the effect that:

        (i) There has been no material adverse change in the condition (financial or otherwise) operations, assets or liabilities of the Borrowers since the date of the most recent Financial Statements delivered to Lender;

        (ii) There have been no material adverse change in the corporate, organizational or legal structure of Borrower since the date of the most recent Financial Statements delivered to Lender;

        (iii) Borrower is in compliance in all material respects with all applicable foreign and U.S. federal, state and local laws and regulations, including all applicable environmental laws and regulations.

    (d) A list of all Equipment to be purchased with the proceeds of the Advance (or the Equipment already purchased the purchase price of which shall be refunded to Borrower from the proceeds of the Advance) in form and substance satisfactory to Lender;

    (e) Pro-forma income statements and balance sheets, prepared by the management of Borrower for the fiscal years 1996-2000 inclusive;

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    (f) Insurance certificates or other evidence satisfactory to Lender in its sole discretion that Borrower has maintained insurance on its assets of such types and in such amounts as shall be satisfactory to Lender;

    (g) A legal opinion of Borrower's counsel in form and substance satisfactory to Lender; and

    (h) Copies of all material collaborative agreements between Borrower and third parties which collaborative agreements shall be satisfactory to Lender in its sole discretion.

4.2 SUBSEQUENT ADVANCES

        4.2.1 All representations and warranties contained herein or otherwise made to Lender in connection herewith, shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date or except as previously disclosed in writing to and accepted by Lender.

        4.2.2 There shall exist (a) no Event of Default and (b) no condition, event or act which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

        4.2.3 There shall be delivered to Lender: (a) a certificate dated the Closing Date signed by an officer of Borrower certifying in such detail as Lender may request to the fulfillment of conditions specified in SECTION 4.1
    (C). SECTION 4.2. 1. and SECTION 4.2-2, which certificate shall be in the form of the Request for Advance attached hereto and made a part hereof as EXHIBIT B; (b) a description of the Equipment to be purchased with the proceeds of the Advance in accordance with Section 3.1.1; (c), such other UCC-1 Financing Statements as shall be required with respect to the Equipment and (d) documents and instruments as Lender shall reasonably request.

5. AFFIRMATIVE AND NEGATIVE COVENANTS

    Borrower covenants and agrees that, from the date hereof and until payment and performance in full of all obligations of Borrower hereunder,, Borrower shall:

    5.1 Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, rights, licenses, permits and franchises, and comply, in all material respects, with all laws and regulations applicable to it; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly conducted in a manner consistent with the ordinary course of business at all times.

    5.2 Pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income and profits or upon, any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part therefor; provided that Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested, and provided, further, that payment with respect to any such tax, assessment, charge, levy or claim shall be made before any of its property shall be seized and/or sold in satisfaction thereof.

    5.3 Give prompt written notice to Lender of any proceedings instituted against Borrower by or in any federal or state court or before any commission or other regulatory body, federal, state or local, which, if adversely determined, would have a materially adverse effect upon its business, operations, properties, assets, or condition, financial or otherwise.

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    5.4 Furnish to Lender:

        (a) Within one hundred twenty (1 20) days after the end of each fiscal year, Financial Statements of Borrower certified by independent public accountants approved by Lender and showing its financial condition at the close of such fiscal year, the results of operations during such year together with a Certificate of Compliance regarding the financial covenants set forth in Sections 5.8 and 5.9;

        (b) Within forty-five (45) days of the close of each of the first three
    (3) fiscal quarters of each fiscal year of Borrower, Financial Statements of the type specified in subsection (a) above, certified by the Chief Financial Officer of Borrower, together with a Certificate of Compliance regarding the financial covenants set forth in Sections 5.8 and 5.9;

        (c) Within ten (10) days after their filing, any filing made with the Securities and Exchange Commission including, without limitation, Forms 1OK, 10Q and 8K and any proxy statements.

    5.5 Promptly, from time to time, furnish such other information regarding Borrower's business, properties, assets, liabilities, operations, results of operations, prospects or condition; financial or otherwise, as Lender may reasonably request; and promptly advise Lender of any material adverse change in the Borrower's business, properties, assets, liabilities, operations, results of operations, prospects or condition, financial or otherwise, and of any condition or event which constitutes, or with notice or lapse of time or both would constitute, an Event of Default.

    5.6 Permit agents or representatives of Lender at reasonable times, and upon reasonable notice if no Event of Default shall have occurred and without notice upon the occurrence and continuance of an Event of Default , to inspect Borrower's books and records and to make abstracts or reproductions of such books I and records, the cost of such inspections to be borne by Borrower.

    5.7 Execute and deliver to Lender any financing statement, including any amendment or continuation statement, which Lender deems necessary to be executed, delivered or filed by Lender in connection with this Agreement or the Security Documents, and Borrower does hereby (a) make, constitute and appoint Lender or its agent its true and lawful attorney-in-fact, for, in its name and on its behalf to execute and deliver for filing any financing statement, including any amendment or continuation statement, which Lender or its agent deems necessary to be executed, delivered or filed by Lender in connection with this Agreement, (b) ratify and confirm all that said attorney-in-fact shall do or cause to be done by virtue of this paragraph, and (c) agree to take any and all actions and execute such other instruments as Lender may reasonable require.

    5.8 Maintain at all times a ratio of its total liabilities to Tangible Net Worth not to exceed .5:1, such ratio to be determined in accordance with generally accepted accounting principles consistently applied.

    5.9 Maintain at all times Unrestricted Liquidity in an amount equal to or in excess of Eleven Million Dollars ($1 1,000,000).

    5.10 Maintain Lender as Borrower's principal bank of account.

    5.11 Not create, incur or assume any Indebtedness other than (i) Indebtedness to Lender, (ii) Indebtedness in respect of the acquisition of property which does not exceed $500,000 in the aggregate, (iii) current liabilities of the Borrower not incurred through the borrowing of money or the obtaining of credit except credit on an open account customarily extended, (iv) Indebtedness in respect of taxes or other governmental charges contested in good faith and by appropriate proceedings and for which adequate reserves have been taken; and (v) Indebtedness not included above and listed on SCHEDULE 5.11 hereto;

    5.12 Not create or incur any Liens on any property or assets of the Borrower except (i) Liens securing the Obligations; (ii) Liens securing taxes or other governmental charges not yet due; (iii) deposits or pledges made in connection with social security obligations; (iv) Liens of carriers, warehousemen,

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mechanics and materialmen, less than 120 days old as to obligations not yet due;
(v) easements, rights-of-way, zoning restrictions and similar minor Liens which individually and in the aggregate do not have a materially adverse effect; (vi) purchase money security interests in or purchase money mortgages on real or personal property securing purchase money indebtedness permitted by the preceding Section 5.1 1, covering only the property so acquired; and (vii) other Liens existing on the date hereof and listed on Exhibit D.

    5.13 Not sell, lease, transfer or otherwise dispose of Borrower's properties, assets, rights, licenses or franchises to any person, or turn over the management of, or enter a management contract with respect to, such properties, assets, encumbrances or rights, licenses and franchises other than in the ordinary course of business.

    5.14 Not dissolve, liquidate, consolidate with or merge with or otherwise acquire all or substantially all of the assets or properties of, any other person or business, or change the Borrower's corporate name.

    5.15 Except for transactions listed on Schedule 5.20, not enter into any arrangement, directly or indirectly, with any person whereby Borrower shall sell or transfer any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property.

    5.16 Not purchase, invest in or otherwise acquire or hold securities, including without limitation, capital stock and evidences of indebtedness of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other person, except:

        (a) investments made by Borrower pursuant to the Policy;

        (b) investments in readily marketable short term direct obligations of the United State of America or United States federal government agencies or instrumentalities;

        (c) certificates of deposit, time deposits or banker's acceptances issued by the Lender or any affiliate of the Lender or commercial banks of recognized standing organized and existing under the laws of the United States of America and having a commercial paper rating in one of the two highest categories of Standard & Poor's Corporation or Moody's Investor's Service Inc.; and

        (d) such other investments as the Lender may from time to time approve in writing.

    5.17 Not engage, directly or indirectly, in a business substantially different from the business now being conducted.

    5.18 Maintain casualty insurance coverage on its physical assets and other insurance against other risks, including public liability and product liability insurance in such amounts and of such types as may be requested by Lender from time to time and, in any event, as are ordinarily carried by similar businesses; and, in the case of all policies insuring the Equipment, all such insurance policies shall provide that the proceeds thereof shall be payable to Borrower and Lender, as their respective interests may appear. Borrower has a right of free choice of agent and insurer through or by which such insurance is to be placed, subject only to the requirements that the insurer be authorized to do business in each state where its property and/or assets are located and have a licensed agent therein and that such insurer's financial condition is reasonably satisfactory to Lender. All said policies or certificates thereof, including all endorsements thereof and those required hereunder, shall be deposited with Lender; and such policies shall contain provisions that no such insurance may be canceled or decreased without thirty (30) days prior written notice to Lender If Borrower shall at any time or times hereafter fail to obtain and maintain any of the policies of insurance required herein, or fail to pay any premium in whole or in part relating to any such policies, Lender may, but shall not be obligated to, obtain and/or cause to be maintained insurance coverage with respect to the Equipment, including, at Lender's option, the coverage provided by all or any of the policies of Borrower and pay all or any part of the premiums thereunder, without waiving any Event of Default by Borrower, and any sums so disbursed by Lender shall be additional Obligations of Borrower to Lender, payable on demand. Lender shall have the right to settle and compromise any and all claims under any of the policies required to be maintained by Borrower hereunder, to demand, receive and receipt for all monies payable thereunder, to execute in the name of Borrower or Lender or both any proof of loss, notice or other instruments in connection with such policies or any loss thereunder.

    5.19 Not permit any pension plan maintained by Borrower or by any member of a "controlled group" (ERISA 21 0(c)) or "corporation or group of trades or businesses under common control" (ERISA 21 0(d)) of which Borrower is a member to: (a) engage in any "prohibited transaction" (ERISA 2003(c)); (b) fail to report to the Lender a "reportable event" (ERISA 4043) within thirty (30) days after its occurrence; (c) incur any "accumulated funding deficiency" (ERISA
302); or (d) terminate its existence at any time in a manner which could result in the imposition of a lien on the property of Borrower; or (e) fail to report to Borrower any "complete withdrawal" or "partial withdrawal" by Borrower or any affiliate from a "multi-employer plan" (ERISA 4203, 4205 and 4001 respectively) (the quoted terms are defined in the respective sections of ERISA cited above).

    5.20 Not declare or pay any dividends, or make any distribution of cash or property, or both, to holders of shares of its capital stock, nor directly or indirectly redeem, purchase or otherwise acquire for a consideration any shares of its capital stock, of any class, provided, however, nothing in this Agreement shall affect Borrower's right to enter into the transactions described on
Schedule 5.20.

    5.21 Comply with all applicable laws and regulations, including all applicable environmental and securities laws, whether now in effect or hereafter enacted or promulgated by any governmental authority having jurisdiction in the premises.

    5.22 Use any Advance solely for the purchase of Equipment (or to reimburse Borrower for the purchase price of Equipment a description of which has been furnished to Lender).

6. EVENTS OF DEFAULT AND ACCELERATION

    6.1 The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

        6.1.1 Default in the payment of any principal, interest or other charges in respect of any of the Obligations for a period of five (5) days after the same becomes due and payable;

        6.1.2 Default in the observance or performance of any covenant or agreement of the Borrower herein set forth, or default in the observance or performance of any covenant or agreement of Borrower set forth in the Security Documents;

        6.1.3 If any representation, warranty, certificate, schedule or other information made or furnished by Borrower herein or pursuant hereto is or shall be untrue or misleading in any material respect;

        6.1.4 Borrower defaults, receives notice of default or notice of impending default with respect to any evidence of indebtedness, obligations or liabilities or other material agreement of Borrower (other than to Lender), if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holders thereof (or any portion thereof) to cause such indebtedness to become due prior to the stated maturity thereof, or if any indebtedness of Borrower (other than to Lender), is not paid when due and payable, whether at the due date thereof or a date fixed for prepayment or otherwise;

        6.1.5 The occurrence of any material loss, theft, damage or destruction of the property of Borrower, or the making of any levy, seizure or attachment by any third party upon any collateral for the Obligations hereunder;

        6.1.6 Borrower shall (a) apply for, consent to, or suffer the appointment of a custodian, receiver, trustee or liquidator of it or any of its property, (b) file or suffer the filing of any voluntary or involuntary petition under any chapter of the Bankruptcy Code by or against the Borrower, or (c) apply for or permit the appointment of a receiver, trustee or custodian of any of the property or business of the Borrower, or
    (d) become insolvent or suffer the entry of an order for relief under Title 1 1 of the United States Code, or (e) make an admission of its inability to pay its debts as they become due, and which, in the case of any involuntary proceeding under (a), (b), (c) or (d), is not dismissed or discharged within thirty (30) days of its commencement;

        6.1.7 An order, judgment or decree shall be entered, without the application, approval or consent of Borrower by any court of competent jurisdiction, approving a petition seeking reorganization of Borrower or appointing a custodian, receiver, trustee or liquidator of Borrower or of all or a substantial part of the assets of Borrower;

        6.1.8 Borrower discontinues or suspends or threatens to discontinue or suspend the operation of Borrowers business or a substantial part thereof (as presently conducted) for any reasons; or

        6.1.9 The occurrence of any event of default or default under any Security Document or any other agreement by and between Borrower and Bank.

    6.2 If any Event of Default shall occur, then or at any time thereafter, while such Event of Default shall continue, Lender may terminate this Agreement and declare all Obligations to be due and payable, without notice, protest, presentment or demand, all of which are hereby expressly waived by Borrower.

7. MISCELLANEOUS

    7.1 Lender shall have, in addition to any other rights and remedies contained in this Agreement and the Security Documents, and any other agreements, guarantees, notes, instruments and documents heretofore, now or at any time or times hereafter executed by Borrower and delivered to Lender, all of the rights and remedies of a secured party under the Uniform Commercial Code in force in the State of Rhode Island, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law.

    7.2 No failure to exercise and no delay in exercising on the part of Lender, any right, power, privilege or remedy under this Agreement, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Every maker, endorser and guarantor of this Agreement waives presentment, demand, notice and protest and all defenses based on the giving of time and other indulgence, substitution, exchange, or release of collateral or release of any person primarily or secondarily liable thereunder.

    7.3 Whether or not the financial accommodations provided for by this Agreement are made, Borrower agrees to pay, or reimburse Lender, for actual and reasonable out-of-pocket expenses, including counsel fees, reasonably incurred by Lender in connection with the development, preparation, execution, administration, collection or enforcement of or the preservation of any rights under this Agreement. This Section shall survive the payment of any amounts due in respect of the Revolving Note, this Agreement and the termination of this Agreement. Notwithstanding the generality of the foregoing, Borrower will defend, indemnify and hold harmless Lender, its employees, agents, officers and directors, from and against any and all reasonable claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, penalties, costs or expenses of whatever kind or nature known or unknown, foreseen or unforeseen, contingent or otherwise arising out of any breach by Borrower of any of the provisions of this Agreement.

    7.4 This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not transfer or assign any of its rights hereunder without the prior written consent of Lender. Lender may transfer or assign all or part of its rights under this Agreement and sell participating interests therein at any time and from time to time. All references to Lender herein or in any instrument delivered to Lender in connection herewith or therewith, shall be deemed to apply to any holder for the time being of the Revolving Note.

    7.5 This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with the laws of the State of Rhode Island. The article and section headings used herein are solely for reference and shall not be used in the interpretation or the construction hereof.

    7.6 No modification or waiver of any provision of the Revolving Note or of this Agreement and no consent by Lender to any departure therefrom by Borrower shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized officer of Lender, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

    7.7 BORROWER HEREBY EXPRESSLY WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUIT OR ACTION ARISING OUT OF OR CONCERNING ITS OBLIGATIONS IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT.

    7.8 Borrower hereby grants to Lender a continuing lien for all Obligations upon any and all monies, securities and other property of Borrower and the proceeds thereof, now or hereafter held or received by or in transit to, Lender from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower with, and any and all claims of Borrower against, Lender, at any time existing. Upon the occurrence and continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower, to set off, appropriate and apply any or all items hereinabove referred to against all Obligations.

    7.9 Borrower hereby submits to the jurisdiction of the courts of the State of Rhode Island and the United States District Court for the District of Rhode Island, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts for the purpose of any such suit, action or other proceeding arising out of the breach by Borrower of any of its obligations under and with respect to this Agreement, the Revolving Note or any instrument delivered pursuant to this Agreement and expressly waives any and all objections it may have as to venue in any of such courts and agrees that service of process may be made on Borrower by mailing a copy of the summons to Borrower's Address.

    7.10 All covenants, agreements, representations and warranties made in this Agreement and in any certificates or schedules delivered pursuant hereto shall survive the making by Lender of the financial accommodations hereunder and shall continue in full force and effect until the Obligations are paid in full.

    7.11 This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same Agreement.

    7.12 If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

    7.13 All demands, notices and other communications hereunder shall be in writing, except as otherwise provided in this Agreement, and shall be sent to the other party by registered or certified mail, return receipt requested, by overnight delivery service, by telegraph, telecopier or facsimile, or by hand delivery, addressed:

    (a) If to Borrower, to it at:

        CytoTherapeutics, Inc.
    Two Richmond Square
    Providence, Rhode Island 02906
    Attn: Daniel E. Geffken

    with a copy to:

        Ropes & Gray
    One International Place
    Boston, MA 02110-2624
    Attn: Geoffrey B. Davis, Esq.

    and

        (b) If to Lender, to it at:
    Fleet National Bank
    111 Westminster Street
    Providence, Rhode Island 02903
    Attn: Virginia C. Roberts, Senior Vice President

    with a copy to:

        Adler Pollock & Sheehan Incorporated
    2300 Hospital Trust Tower
    Providence, Rhode Island 02903-2443
    Attn: Sarah T. Dowling, Attorney

    The address of any party for such demands, notices and other communications may be changed by giving notice in writing at any time to the other party hereto. Any demand, notice or other communication shall be deemed to have been given: (a) if sent by registered or certified mail, three (3) Business Days following deposit in the United States mail; (b) if sent by overnight delivery service, one (1) Business Day following delivery to the overnight delivery service; (c) if sent by telegraph, telecopier or facsimile, when receipt of such transmission is acknowledged; or (d) if sent by hand delivery, upon actual delivery.

    IN WITNESS WHEREOF, the parties have executed this Loan Agreement the day and year first above written.

WITNESS:                        CytoTherapeutics, Inc.

                                By:            /s/ DANIEL E. GEFFKEN
                                     -----------------------------------------
                                                 Daniel E. Geffken
                                       VICE PRESIDENT/CHIEF FINANCIAL OFFICER

WITNESS:
                                Fleet National Bank

                                By:           /s/ VIRGINIA C. ROBERTS
                                     -----------------------------------------
                                                Virginia C. Roberts
                                               SENIOR VICE PRESIDENT

                                                                       EXHIBIT A

                                      NOTE

    $2,000,000                                                      May 15, 1996

    FOR VALUE RECEIVED, the undersigned CytoTherapeutics, Inc. a Delaware corporation ("Borrower"), unconditionally promises to pay to Fleet National Bank, a national banking association ("Lender"), or order, at its offices at 1 1 1 Westminster Street, Providence, Rhode Island, or at such other place as may be designated in writing by the holder hereof, in lawful money of the United States, the principal sum of Two Million Dollars ($2,000,000), or such lesser sum as may be outstanding pursuant to the terms hereof and pursuant to that certain Loan Agreement of even date herewith by and between Borrower and the Lender (hereinafter referred to as the "Loan Agreement"), together with interest in arrears from the date hereof on the unpaid principal balances hereunder at the rate of interest equal to (a) the rate of interest designated by Lender from time to time as being its prime rate of interest plus one half (1/2%) percent per annum ("Floating Rate") or (b) the Fixed Rate of Interest elected by Borrower and offered by Lender in accordance with the terms and provisions set forth on Exhibit A annexed hereto and made a part hereof.

    As used herein,-the Prime Rate shall mean the rate of interest designated by Fleet National Bank, a national banking association, from time to time as being its prime rate of interest.

    Interest shall be paid monthly commencing June 1, 996 and continuing on the same day of each successive month thereafter.

    The outstanding principal balance hereunder on May       , 1997 shall be
paid in twelve (12) equal, consecutive quarterly installments of principal together with interest thereon commencing August 1, 1997 and continuing on the same day of each November, February, May and August thereafter with a final payment of the entire balance then remaining due under this Note on May 1, 2000. Each change in the Floating Rate resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in such Prime Rate occurs. Interest shall be calculated in arrears on the basis of a three hundred and sixty (360) day year but shall accrue and be payable on the actual number of days elapsed.

    In the event any payment hereunder is not paid in full when due, Obligors (as hereinafter defined) shall pay to Lender, to the extent permitted by law, a processing fee on such unpaid amount equal to five percent (5%) of such late payment.

    All payments made in connection with this Note shall be applied first to interest then accrued and unpaid and the balance only to principal in inverse order of maturity.

    Notwithstanding anything herein to the contrary, in no event shall the interest charged, reserved and/ or taken on the loan evidenced hereby exceed the maximum allowed by and determined in accordance with applicable law.

    Borrower, any indorser hereof, any other party hereto and any guarantor hereof (collectively "Obligors") and each of them: (i) waive presentment, demand, notice of demand, protest, notice of protest and notice of nonpayment and any other notice required to be given under the law to any of Obligors, in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note or any document or instrument evidencing any security for payment of this Note; (ii) consent to any and all delays, extensions, renewals or other modifications of this Note or waivers of any term hereof or release or discharge by Lender of any of Obligors or release, substitution or exchange of any security for the payment hereof or the failure to act on the part of Lender or any other indulgence shown by Lender, from time to time and in one or more instances (without notice to or further assent from any of Obligors) and agree that no such action, failure to act or failure to exercise any right or remedy on the part of Lender shall in any way affect or impair the obligations of any Obligor or be construed as a waiver by Lender of, or otherwise affect, any of Lender's rights under this Note, under any endorsement or guaranty of this Note or under any document or instrument evidencing any security for payment of this Note; and (iii) jointly and severally agree to pay, on demand, all costs and expenses of collection of this Note or of any endorsement or any guaranty hereof and/or the enforcement of Lender's rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment hereof, including reasonable attorneys' fees, and agree that Lender has a lien on, a continuing security interest in, and a right to set off at any time, without notice, with respect to all of the respective properties and deposit account of any of Obligors at, or under the control of, Lender, or any of its affiliates.

    Whenever there is an Event of Default under the Loan Agreement, Lender shall have all the rights and remedies set forth therein and, in addition, the rate of interest due and payable hereunder shall, from and after such Event of Default, be equal to the then applicable interest rate plus three percent (3%) per annum (the "Default Rate").

    This Note shall be governed by and construed in accordance with the laws of the State of Rhode Island, without reference to its conflict of laws principles. The term "Lender" shall include Lender's successors, indorsees and assigns.

    This Note is the Note referred to in, and is entitled to the benefits of, the Loan Agreement. This Note is secured, inter alia, by the Security Agreement (as defined in the Loan Agreement) and is entitled to the benefits thereof.

IN THE PRESENCE OF:                                         CytoTherapeutics, Inc.
                                                            By:
                                                            Name:
                                                            Title:

                                   EXHIBIT A

                                    To Note
              Dated May 15, 1996 of CytoTherapeutics ("Borrower")
                  in favor of Fleet National Bank, a national
                  banking association (together with any other
                       holder of the Note, the "Lender")

1. DEFINITIONS OF CERTAIN TERMS

    As used in this Exhibit A to Note, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

    "Business Day" means any day which is not Saturday or Sunday and on which banks in the State of Rhode Island are not authorized or required to close.

    "Cost of Funds Rate" means the rate of interest which the Lender is required to pay (or offering to pay) on the date in question for such borrowing and obligations (such as $100,000 certificates of deposit) having a term equal to the applicable Fixed Rate Term, as the Lender, in its sole discretion, may deem appropriate, but adjusted for reserve requirements and such other requirements as may be imposed by federal, state and/or local government and regulatory agencies and for fees assessed by the Lender's Money Management Department.

    "Dollars" and the sign I" mean lawful money of the United States of America.

    "Fixed Rate" means with respect to any portion of the Loan constituting a Fixed Rate Loan, the Cost of Funds Rate plus three (3%) percent per annum.

    "Fixed Rate Loan" means a Loan bearing interest at the Fixed Rate.

    "Fixed Rate Term" has the meaning assigned thereto in paragraph 4(A), below.

    "Floating Rate" shall have the meaning set forth in the Note.

    "Interest Adjustment Date" means (i) as to any Prime Rate Loan, the Business Day elected by the Borrower in its applicable Interest Rate Election, but being no earlier than the Business Day of receipt by the Lender before 1:00 P.M. on a Business Day of an Interest Rate Election changing the interest rate on such Loan to the Fixed Rate; and (ii) as to any Fixed Rate Loan, the last Business Day of the Fixed Rate Term pertaining to such Fixed Rate Loan.

    "Interest Rate Election" means Borrower's irrevocable telecopied or telephonic notice which in the case of telephonic notice shall be promptly confirmed by a written notice of election that the Floating Rate or the Fixed Rate shall apply to all or any portion of the Loans, which subject to this Note and the Loan Agreement, shall be effective on the next Interest Adjustment Date, such telecopied, telephonic or written notice and written confirmation thereof to be in the form of SCHEDULE 1,attached hereto and by this reference fully incorporated herein and to be received by the Lender prior to 1:00 P.M. on the Business Day on which such Interest Rate Election is to take effect, each such Interest Rate Election, subject to the terms of the Loan Agreement to effect a change in the interest rate on the applicable portion of the Loan then outstanding, with respect to which such Interest Rate Election was made, such change to occur on the Interest Adjustment Date next succeeding receipt of such telecopied or telephonic Interest Rate Election by the Lender. Any telecopied or telephonic Interest Rate Election received by the Lender after 1:00 P.M. on a Business Day shall be deemed, for all purposes of this Note to have been received prior to 1:00 P.M. on the next succeeding Business Day.

    "Loan" or "Loans" means the indebtedness outstanding under this Note, and where the context so requires, as in the definition of Prime Rate Loan, all or a portion of such indebtedness.

    "Loan Agreement" means the Loan Agreement between Borrower and Lender of even date.

    "Prime Rate Loan" means a Loan bearing interest at the Floating Rate (as defined in the Note).

2. VOLUNTARY AND MANDATORY PREPAYMENTS AND PAYMENTS.

    (A) VOLUNTARY PREPAYMENTS AND PAYMENTS. All or any portion of the unpaid principal balance of any Prime Rate Loan may be prepaid at any time by a payment to the Lender of immediately available Dollars by the Borrower and all or any portion of the unpaid principal balance of any Fixed Rate Loan may be prepaid or paid to the Lender by a payment of immediately available Dollars on the Interest Adjustment Date for such Loan, upon concurrent telephonic or telecopied notice promptly confirmed in writing, without premium or penalty, except as provided in paragraph 4 hereof; provided that all such payments and prepayments of Fixed Rate Loans shall be accompanied by the interest accrued on the principal amount being paid or prepaid through the date of payment or prepayment and provided further that each such partial payment or prepayment of principal of a Fixed Rate Loan shall be in such amount so that each outstanding Fixed Rate Loan remains in a principal amount of at least One Hundred Thousand Dollars ($100,000) and, to the extent in excess thereof, in the amount of Fifty Thousand Dollars ($50,000) or an integral multiple thereof, and provided further that each such partial payment or prepayment of principal of a Prime Rate Loan shall be in the amount of at least One Hundred Thousand Dollars ($100,000) and, to the extent in excess thereof, in the amount of Fifty Thousand Dollars ($50,000) or an integral multiple thereof. The Borrower's notice of payment or prepayment to the Lender shall designate whether such payment or prepayment is a payment or prepayment of one or more Prime Rate Loans or Fixed Rate Loans.

    (B) MANDATORY PAYMENTS. If at any time the aggregate principal amount of the Loans shall exceed the maximum stated amount of this Note, the Borrower shall immediately pay to the Lender in immediately available Dollars the amount of such excess, such payment to be accompanied by Borrower's written notice designating whether such payment is a payment of one or more Prime Rate Loans or Fixed Rate Loans.

    (C) ALLOCATION OF PAYMENT AND PREPAVMENTS. In the event that or to the extent that at the time of any payment or prepayment of all or any portion of the Loans, the Borrower fails to provide the Lender with telephonic or telecopied notice, the former confirmed in writing and/or written notice designating whether such payment or prepayment is a payment or prepayment of Prime Rate Loans or Fixed Rate Loans, the Lender shall allocate any such payment or prepayment to outstanding Prime Rate Loans, if any, until paid or prepaid in full and thereafter to outstanding Fixed Rate Loans. In the event that any mandatory payment is required under subparagraph 2(B) or upon acceleration or for any other reason, and on the date any such payment is due, the amount of Prime Rate Loans, if any, plus the amount of Fixed Rate Loans as to which such date is an Interest Adjustment Date for such Fixed Rate Loans is less than the amount of such required payment or prepayment, such payment or prepayment shall nevertheless be paid in full by the Borrower when due and the proceeds thereof will, to the extent not directed to be applied to specific Loans by Borrower's above-referenced designation, be applied first to outstanding Prime Rate Loans until paid in full and thereafter to the Fixed Rate Loans.

3. INTEREST IN ABSENCE OF INTEREST RATE ELECTION.

    If at any time all or any portion of the outstanding principal balance of the Loans is not subject to an Interest Rate Election because an Interest Adjustment Date occurs and the Lender has not received a timely Interest Rate Election from the Borrower which is effective in accordance with the terms and conditions of this Revolving Note on such Interest Adjustment Date, the interest rate on all or said portion of said outstanding principal balance shall thereupon be and remain the Prime Rate until occurrence of an Interest Adjustment Date applicable to said principal balance of the Loans for which the Lender shall have received a timely Interest Rate Election effective in accordance with the terms and conditions of this

Revolving Note on such Interest Adjustment Date and which elects another available interest rate on all or said portion of said outstanding principal balance of the Loans.

4. SPECIAL COST OF FUNDS PROVISION.

    The Fixed Rate Loans shall be subject to and governed by the following terms and conditions:

    (A) INTEREST RATE ELECTIONS. The Borrower shall have the right, by submission of an Interest Rate Election to the Lender, to elect that the interest rate payable on all or any portion of the Prime Rate Loans, or on all or any portion of the Fixed Rate Loans on an Interest Adjustment Date applicable thereto, shall be the Fixed Rate, as the same shall exist on the date in question, for such term (the "Fixed Rate Term") of not less than thirty (30) days and not more than four (4) years as the Lender shall offer to the Borrower and the Borrower shall select. The Borrower shall have the right to make up to three (3) such elections at any one time provided that each election is with respect to at least One Hundred Thousand Dollars ($100,000) of principal and, to the extent in excess thereof, in the amount of Fifty Thousand Dollars ($50,000) or an integral multiple thereof. Once a Fixed Rate becomes applicable, such Fixed Rate must remain in effect for the applicable Fixed Rate Term. An Interest Rate Election electing the Fixed Rate shall only apply to that portion of the Loans outstanding at the time of election and specified in such Interest Rate Election. Once a Fixed Rate becomes applicable pursuant to the third (3rd) Interest Rate Election, unless the Lender shall otherwise agree in writing, the applicable Interest Rate payable under the Loans on all subsequent Advances of the Loans shall be at the Prime Rate until the expiration of one of the then applicable Fixed Rate Terms, at which time the Borrower may again elect a Fixed Rate in accordance with the terms of this paragraph 4, it being understood that at no time shall the Lender be under any obligation to permit the Borrower to have more than three (3) Interest Rate Elections electing the Fixed Rate outstanding as to any portions of the Loan. On the last Business Day of any agreed upon Fixed Rate Term then in effect, the Borrower may submit to the Lender a new Interest Rate Election electing the Fixed Rate, at which time the Lender shall inform the Borrower of the Fixed Rate and the Fixed Rate Term which the Lender is then prepared to offer the Borrower, and the Borrower shall immediately elect whether or not to accept same. Upon the Borrower's making any telephonic election of a Fixed Rate, the Borrower shall contemporaneously submit to the Lender a written Interest Rate Election specifying that commencing with the date in question, the applicable interest rate for a specified portion of the Loans shall be specified Fixed Rate which shall remain in effect for a specified Fixed Rate Term.

    (B) VOLUNTARY PREPAYMENT. The Borrower shall be permitted to voluntarily prepay, in whole or in part, any Fixed Rate Loan at any time, subject to the Borrower giving the Lender not less than five (5) Business Days prior written notice thereof, subject to current market conditions, as determined by the Lender, and, subject to the Borrower's payment to the Lender of a prepayment premium in an amount computed pursuant subparagraph 4(D) below. In the event of any such voluntary prepayment the date upon which such computation of such prepayment premium shall be based (the "Determination Date") shall be the date upon which such prepayment is made.

    (C) INVOLUNTARY PREPAYMENT. If the obligations of the Borrower to the Lender evidenced by this Note shall be accelerated, then upon the Lender's demand made at any time thereafter the Borrower shall pay to the Lender a prepayment premium in an amount computed pursuant to subparagraph (D) below. In such event the Determination Date upon which the computation of such prepayment premium shall be based shall be such date as may be selected by the Lender, in its sole discretion, within the period commencing with the date of such acceleration and ending on the last day of any applicable Fixed Rate Term. In the event of such acceleration, an involuntary prepayment of all Fixed Rate Loans shall be deemed to have occurred upon the Determination Date selected by the Lender regardless of whether funds are actually received by the Lender.

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
    (D) PREPAYMENT PREMIUM. The prepayment premium to be paid by the Borrower shall be computed as follows: the latest published rate preceding the Determination Date for United States Treasury Notes or Bills (Bills on a discounted basis shall be converted to a bond equivalent) as published weekly in the Federal Reserve Statistical Release with a maturity date closest to the expiration date of the applicable Fixed Rate Term shall be subtracted from the applicable Fixed Rate. If the result is zero or a negative number, there shall be no prepayment premium. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount will be divided by three hundred sixty (360) and multiplied by the number of days remaining between the Determination Date and the expiration date of the applicable Fixed Rate Term (the "Unexpired Term"). Said amount shall be reduced to present value calculated by using the above referenced United States Treasury Note or Bill rate and assuming that said amount will be paid in equal monthly installments over the Unexpired Term and assuming further that the first such monthly installment will be paid thirty
(30) days after the Determination Date. The resulting amount shall be the prepayment premium due to the Lender upon notice by the Lender to the Borrower of the amount thereof and shall thereupon be paid by the Borrower to the Lender in immediately available Dollars.

    (E) MULTIPLE FIX RATE TERMS. In the event that more than one Fixed Rate and/or Fixed Rate Term in applicable to the Loans, then separate computations shall be made of the prepayment premium applicable to each Fixed Rate and fixed Rate Term and the prepayment premium payable by the Borrower to the Lender shall be the sum of the amounts so determined. A certificate of an authorized officer of the Lender as to the amount of such costs shall be conclusive and binding on the Borrower and the Lender, absent manifest error.

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
                   AMENDMENT TO LOAN AGREEMENT AND PROMISSORY NOTE


     This Amendment to Loan Agreement and Promissory Note dated as of May 15, 1997 is entered into by and between CytoTherapeutics, Inc., a Delaware corporation ("Borrower") and Fleet National Bank, a national banking association organized and existing under the laws of the United States of America ("Lender").

     WHEREAS, Borrower and Lender entered into a Loan Agreement as of May 15, 1996 (the "Loan Agreement"); and

     WHEREAS, the obligations of Borrower to Lender in connection with the Loan Agreement are evidenced by a Promissory Note of Borrower in favor of Lender in the maximum principal amount of Two Million ($2,000,000) Dollars (the "Note"); and

     WHEREAS, Borrower and Lender desire to amend certain terms of the Loan Agreement and the Note.

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Paragraph 1.10 of the Loan Agreement is amended in its entirety to read as follows: "1.10 Conversion Date means May 17, 1998."

     2. The first sentence of the fourth paragraph of the Note is hereby amended in its entirety to read as follows:

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

     "The outstanding principal balance hereunder on May 17, 1998 shall be paid in eight (8) equal consecutive quarterly installments of principal together with interest thereon commencing August 1, 1998 and continuing on the same day of each November, February, May and August thereafter with a final payment of the entire balance then remaining due under this Note on May 1, 2000."

     3. Borrower represents and warrants to Lender that there exists no Event of Default as defined in the Loan Agreement and that all representations and warranties of Borrower set forth therein remain true, complete and correct as of the date hereof.

     4. Except as specifically amended hereby, all terms and provisions of the Loan Agreement, the Note and the Security Documents (as defined in the Loan Agreement) remain in full force and effect.

     Dated and effective as of the 15th day of May, 1997.

WITNESS:                               CytoTherapeutics, Inc.


                                       By:
----------------------------------         ------------------------------------

                                       Title:
                                              ---------------------------------


WITNESS:                               Fleet National Bank

                                       By:
----------------------------------         ------------------------------------

                              Title:
                                              ---------------------------------



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